UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report  -  September 2, 2004

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 South 9th Street, Suite 2300, Minneapolis, Minnesota 55402-4099
(Address of principal executive offices)

Registrant’s telephone number, including area code: (612) 376-3000

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 2, 2004, Bemis Company, Inc. (the “Company”) refinanced its revolving bank credit agreements, replacing both the $334 million facility available through August 1, 2006 and the 364-day facility for $215 million available through January 8, 2005.  Under the terms of a revolving credit agreement dated as of September 2, 2004 among Bemis Company, Inc., various financial institutions, Bank One, NA, as administrative agent, and Wachovia Bank N.A., as syndication agent (the “Credit Agreement”), Bemis may borrow up to $500 million through September 2, 2009.  There were no borrowings outstanding under the terminated credit agreements and there were no borrowings outstanding under the new $500 million Credit Agreement at closing.  The Company expects to use the credit facility primarily to support the Company’s issuance of commercial paper.  The Company pays a facility fee of 0.08 percent annually on the entire amount of the commitment, payable quarterly in arrears.

The participants of the $500 million Credit Agreement are Bank One, N.A., BNP Paribas, ING Capital LLC, Royal Bank of Scotland, plc, Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Wachovia Bank, N.A., and Wells Fargo Bank, National Association.  Certain of the participant banks and their respective affiliates have been engaged, and each of the participant banks and their respective affiliates may in the future be engaged, to provide services to the Company and affiliates of the Company in the ordinary course of business, including commercial banking, investment management and investment banking.

At the Company’s option, any loan under the Credit Agreement bears interest at a variable rate based on LIBOR or an alternative variable rate based on either the Bank One prime rate or the federal funds rate, in each case plus a basis point spread determined by reference to Bemis’ debt ratings, as defined in the Credit Agreement.

The Credit Agreement contains standard covenants, including affirmative financial covenants regarding the maintenance of maximum debt to total capitalization ratios and minimum net worth, and negative covenants, which, among other things, limit the disposition of assets, consolidations and mergers, liens and other matters customarily restricted in such agreements. Most of these restrictions are subject to certain minimum thresholds and exceptions. The Credit Agreement also contains customary events of default, including, without limitation, payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy and involuntary proceedings, monetary judgment defaults in excess of specified amounts, cross-defaults to certain other agreements, change of control and customary ERISA defaults

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

In connection with the entering into of the Credit Agreement described above, on September 2, 2004, the Company terminated both of the prior bank credit agreements as follows:

•                  $334 million Fourth Amended and restated Credit Agreement among Bemis Company, Inc., various financial institutions, and J.P. Morgan Chase Bank, as Agent, dated as of August 2, 1999 and further amended on June 23, 2000 and August 1, 2001., dated as of February 22, 2002, and amended as of July 9, 2003, and March 10, 2004.  This agreement was scheduled to expire on August 1, 2006.

•                  $215 million Credit Agreement dated as of January 9, 2004 among Bemis Company, Inc., various financial institutions, Bank One, NA, as administrative agent, and Wachovia Bank N.A., as syndication agent.  This agreement was scheduled to expire on January 8, 2005.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Gene C. Wulf	By	/s/ Stanley A. Jaffy
	Gene C. Wulf, Vice President,		Stanley A. Jaffy, Vice President
	Chief Financial Officer		and Controller
and Treasurer

Date September 9, 2004		Date September 9, 2004